EXHIBIT 5.1



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                                 March 30, 1998


VTEL Corporation
108 Wild Basin Road
Austin, Texas 78746

         Re:      Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to VTEL Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on March 30, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 550,000 shares of the $.01 par value common stock (the "Common Stock") of the Corporation that may be offered through the VTEL Corporation Employee Stock Purchase Plan (the "Purchase Plan") and the VTEL Corporation 1992 Director Stock Option Plan (f/k/a/ the VideoTelecom Corp. 1992 Director Stock Option Plan) (the "Director Plan," and together with the Purchase Plan, the "Plans").

     You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Corporation, as amended; (2) minutes and records of the corporate proceedings of the Corporation with respect to the establishment of the Plans, the reservation of 550,000 shares of Common Stock to be issued under the Plans and to which the Registration Statement relates, the issuance of shares of Common Stock pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Corporation, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Corporation and upon documents, records and instruments furnished to us by the Corporation, without independent check or verification of their accuracy.




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VTEL Corporation
March 30, 1998
Page 2


     Based upon our examination and consideration of, and reliance on, the documents and other matters described above, we are of the opinion that the Corporation presently has available at least 550,000 shares of authorized but unissued shares of Common Stock and/or treasury shares of Common Stock. From these shares of Common Stock, the shares of Common Stock proposed to be sold through the Plans may be issued. Assuming that: (i) shares to be sold in the future through the Plans are all in accordance with the terms of the Plans, (ii) the shares of Common Stock to be issued in the future are duly issued in accordance with the terms of the Plans, (iii) the Corporation maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who purchase shares through the Plans, and (iv) the consideration for shares of Common Stock issued pursuant to the Plans is actually received by the Corporation as provided in the Plans and exceeds the par value of such shares, then the shares of Common Stock issued in accordance with the terms of the Plans or sold through and in accordance with the terms of the Plans will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      JENKENS & GILCHRIST,
                                      a Professional Corporation


                                      By:    /s/ L. Steven Leshin
                                             -----------------------------------
                                             L. Steven Leshin